Exhibit 99.1

Southern National Bancorp of Virginia, Inc. announces earnings of $9.6 million for the quarter ended September 30, 2020, compared to $8.9 million for the quarter ended September 30, 2019

Southern National Bancorp of Virginia, Inc. also declares a dividend of $0.10 per share, its thirty-sixth consecutive quarterly dividend.

MCLEAN, Va., Oct. 26, 2020 /PRNewswire/ -- Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) ("Southern National" or the "Company"), and its wholly-owned subsidiary Sonabank (the "Bank"), today announced net income of $9.6 million for the quarter ended September 30, 2020, compared to $8.9 million for the quarter ended September 30, 2019. Earnings per share for the three months ended September 30, 2020 were $0.40 basic and $0.39 diluted compared to $0.37 basic and $0.36 diluted for the three months ended September 30, 2019.

Earnings for the nine months ended September 30, 2020 were $14.3 million compared to $24.2 million for the nine months ended September 30, 2019. Earnings per share for the nine months ended September 30, 2020 were $0.59 basic and diluted compared to $1.01 basic and $0.99 diluted for the nine months ended September 30, 2019.

The Board of Directors also announces and declares a dividend of $0.10 per share payable on November 20, 2020 to shareholders of record on November 9, 2020. This is Southern National's thirty-sixth consecutive quarterly dividend.

Commenting on the quarter, President and CEO Dennis J. Zember, Jr. said, "We finished an outstanding quarter with record net income and a substantially improved picture on deferrals. Compared to last year, we are seeing higher levels of pre-tax, pre-provision earnings thanks to modestly higher net interest income, solid results in fee income and an impressive efficiency ratio. Our credit team has worked diligently with each of our deferred loan customers, moving our current level of deferred loans down dramatically. As we work to finish out the year, we are going to stay focused on credit quality and credit trends and build an impressive story for loan and deposit growth in 2021."

Highlights for the three months ended September 30, 2020 include:

  Loans on deferral declined significantly.  Management estimates that deferrals at the end of October, 2020 (end of our initial round of six month deferrals) to be approximately $115 million, or 4.2% of loans, compared to $707.8 million at the end of the second quarter and $429.7 million at the end of the third quarter.
  Total revenue of $29.3 million, up 22% against same quarter in 2019.
  Total deposits increased $37.7 million despite a $300.2 million decline in CD over the last 12 months.
  Demand deposits (NIB, NOW, MMDA) increased to 66.6% of total deposits compared to 53.7% at same time in 2019.
  Cost of deposits declined to 0.80% at the end of the third quarter of 2020 compared to 1.47%
  The Company booked its first Panacea customers, a treasury deposit account.
  Our operating efficiency ratio of 52.79% for the third quarter of 2020 compared to 52.76% in the same quarter of 2019.
  Another sizable contribution from our mortgage investment of $3.8 million for the quarter.
  Pretax preprovision (PTPP) earnings of $14.0 million or 1.78% of average assets for the quarter compared to $11.4 or 1.65% in the same quarter in 2019.
  Total assets increased to approximately $3.2 billion at September 30, 2020.
  Successful completion of a $60 million subordinated debt offering during the quarter.
  Tangible book value per share of $11.53 at September 30, 2020 has increased 6.68% since a year ago despite significant build in loan loss reserves and steady dividends.

Net Interest Income

Net interest income increased to $23.0 million for the three months ended September 30, 2020 or $2.0 million due to higher levels of average earning assets compared to the three months ended
September 30, 2019. The Company's reported net interest margin for the current quarter declined to 3.18% compared to 3.37% in the same quarter in 2019. Several temporary items account for substantially all of the decline in the margin. First, the impact of lending in the PPP program in the current quarter lowered the margin by 10 basis points and secondly, the impact of higher cash balances as a percentage of earning assets resulting from successful efforts on deposit sales reduced the margin by six basis points compared to the same quarter in 2019.

Loan yields in the current quarter were 4.60%, excluding the effect of PPP loans compared to 5.21% in the same quarter of 2019. Lower yields on loans are the results of the significant decline in interest rates in the first half of the year, which has also affected the Company's funding costs. Despite aggressive efforts to increase core deposits and shift the Company's deposit mix, total funding costs have still declined to 0.83%. Loan yields are expected to remain more stable and management believes that there is a likelihood for increased core margins and profitability levels from this global repricing activity.

Commenting on the trends around net interest margin, Mr. Zember stated "We recognize that our deposit costs are higher than our peers and are using this in the short-term to continue shifting our deposit mix away from CDs. We expect that early in 2021, we will have moved time deposits to below 20% of total deposits and will start working to lower deposit costs in a way that will not affect the stability of our deposit base. As we have stated, we expect to finish 2021 with the deposit side of our balance sheet balanced more similarly to our peers with costs that are in-line with the industry."

Noninterest Income

During the three months ended September 30, 2020, Southern National had non-interest income of $6.3 million compared to $3.0 million for the three months ended September 30, 2019. Income on account maintenance and deposit service fees declined $204 thousand primarily in account service charges and NSF fees. Gains on our investment in Southern Trust Mortgage ("STM") increased to $3.8 million compared to $599 thousand in the same quarter in 2019, driven by higher margins on closed loans and materially higher volumes from refinance activity as well as production from new hires and teams that were on boarded in the second half of 2019.

Noninterest Expense

Noninterest expense was $15.3 million for the three months ended September 30, 2020, compared to the $12.6 million reported for the three months ended September 30, 2019. Employee compensation and benefits expense increased $1.3 million due to increased staffing in the commercial lending and Panacea divisions along with modified incentive and bonus plans. Occupancy and equipment expense increased $669 thousand. Professional Services increased $821 thousand due to consulting and legal services which are wholly centered on improving systems integration and technology or fees associated with recruiting additional talent on the commercial banking or risk management division of the business.

Loan Portfolio

Loans outstanding grew to $2.52 billion at September 30, 2020 compared to $2.14 billion at the same time in 2019. Loan production for the first nine months of 2020 centered mostly on PPP which totaled $348.0 million. Excluding PPP loans, loans outstanding have decreased $10.4 million since December 31, 2019.

The Company ended the third quarter of 2020 with a concentration in hotels totaling $265.5 million. The portfolio, prior to the pandemic, had debt weighted average debt coverage of approximately 147% and weighted average loan to value of approximately 68%. Substantially all of the Company's hotel loans are to national brands and approximately 93% of the portfolio are to limited service hotels, in non-leisure areas with historically lower operating costs. Commenting on the hospitality portfolio, Mr. Zember stated, "Our hospitality book has performed exceptionally well given the current circumstances. For the hotel book, we have seen steady increases in occupancy and room revenues to the point that all but 2.47% of our book can comfortably service interest costs. The pre-COVID loan to value ratio of the hotels asking for another deferral of principal and interest was 55.32%, respectively, which we believe speaks to the strength of this portfolio."

Credit Loss Provision and Asset Quality

The Allowance for Loan Losses (incurred loss model) increased to $25.8 million at September 30, 2020, up substantially from $10.3 million at December 31, 2019. In addition to the allowance, the Company has discounts and marks on acquired loans totaling $6.9 million at the end of the current quarter in 2020 and $9.9 million at the previous year end. As a percentage of loans (excluding PPP), the allowance plus discounts and marks has increased from 0.92% at the end of 2019 to 1.50% at the end of the current quarter in 2020.

During the third quarter, and through October 23, 2020, the Company saw a substantial amount of deferred loans go back to traditional loan terms. As of October 23, 2020, loans on any form of deferral totaled $202.9 million or 8.1% of total loans, compared to $707.8 million and 28.2% at the end of the second quarter of 2020. Additional information relative to COVID-19 deferrals is seen below as of September 30, 2020 with estimates for the end of October, 2020:

(000's)	Entire Portfolio
	2Q 2020	% of loans	3Q 2020	% of loans	Est 10/2020	% of loans
Balances not modified	$1,803,663	71.8%	$2,094,038	83.0%	$2,396,788	95.4%
Modified	707,841	28.2%	429,671	17.0%	115,113	4.6%
Total	$2,511,504		$2,523,709		$2,511,901

	Hotels
	2Q 2020	% of loans	3Q 2020	% of loans	Est 10/2020	% of loans
Balances not modified	$43,518	16.5%	$131,545	49.6%	$225,745	84.5%
Modified	219,673	83.5%	133,933	50.4%	41,492	15.5%
Total	$263,191		$265,478		$267,237

	Restaurants
	2Q 2020	% of loans	3Q 2020	% of loans	Est 10/2020	% of loans
Balances not modified	$32,390	32.0%	$45,798	43.0%	$105,254	98.7%
Modified	68,727	68.0%	60,824	57.0%	1,390	1.3%
Total	$101,117		$106,622		$106,644

Nonperforming assets, excluding portions guaranteed by the SBA, were 0.53% of total assets at September 30, 2020, compared to 0.40% at December 31, 2019. Total non-accrual loans increased to $15.3 million at September 30, 2020 compared to $8.9 million at December 31, 2019 due to COVID-19 related issues.

Deposits

Total deposits increased to $2.22 billion at September 30, 2020 compared to $2.18 billion at the same time in 2019. During the quarter, the Company replaced $58 million of brokered, listing service and higher rate customer CDs with growth in checking, NOW and MMDA balances (core deposits). Since December 31, 2019, the Company has run off $221 million of brokered and listing service accounts and grown core deposits by $277.8 million. The Company is aggressively building sales and incentive cultures focused on growing and managing core deposits, with the primary attention on commercial and consumer checking accounts. Management expects continued improvement in the funding mix over the next several quarters with more material reductions in total funding costs to occur in the last several quarters of 2021.

Stockholders' Equity

Tangible common book value at the end of the third quarter of 2020 was $11.53 per share, an increase of 6.8% since the same time in 2019. Tangible common equity at September 30, 2020 was $280.9 million, or 9.22% of tangible assets. Excluding increases in the Company's tangible assets related to PPP, the Company's tangible common equity to tangible assets is approximately 10.36% at September 30, 2020. Sonabank's capital ratios were especially strong with tier one leverage and total risk based capital ratios estimated at 10.62% and 16.09%, respectively at the end of the third quarter of 2020.

About Southern National Bancorp of Virginia, Inc.

As of September 30, 2020, Southern National had $3.15 billion in total assets, $2.52 billion in total loans and $2.22 billion in total deposits. Sonabank, the Company's banking subsidiary provides a range of financial services to individuals and small and medium sized businesses through forty-two full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Southern National uses non-GAAP financial measures to analyze its performance.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Southern National and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Southern National's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Southern National.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Registration Statements on Form S-4) filed by Southern National. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Condensed Consolidated Balance Sheets (unaudited)	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Assets
Cash and cash equivalents	$ 149,272	$ 82,586	$ 55,865	$ 31,928	$ 48,572	$ 149,272	$ 48,572
Investment securities-available for sale	157,896	160,979	168,520	164,820	163,344	157,896	163,344
Investment securities-held to maturity	49,323	53,958	59,234	72,448	78,790	49,323	78,790
Stock in Federal Reserve Bank and Federal Home Loan Bank	16,927	16,927	21,396	17,832	14,602	16,927	14,602
Loans receivable, net of deferred fees	2,523,709	2,511,504	2,212,538	2,186,047	2,141,385	2,523,709	2,141,385
Allowance for loan losses	(25,779)	(23,627)	(12,722)	(10,261)	(11,201)	(25,779)	(11,201)
Net loans	2,497,930	2,487,877	2,199,816	2,175,786	2,130,184	2,497,930	2,130,184
Loans held for sale	-	-	-	-	-	-	-
Intangible assets	108,122	108,463	108,804	109,145	109,486	108,122	109,486
Operating lease right-of-use assets	7,033	7,111	7,664	8,013	8,374	7,033	8,374
Bank premises and equipment, net	30,679	31,087	31,079	31,184	31,265	30,679	31,265
Bank-owned life insurance	65,015	64,622	64,236	63,850	63,452	65,015	63,452
Deferred tax assets, net	14,477	11,087	11,154	11,788	14,319	14,477	14,319
Other assets	57,899	47,474	34,795	35,376	36,527	57,899	36,527
Total assets	$ 3,154,573	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 2,698,915	$ 3,154,573	$ 2,698,915

Liabilities and stockholders' equity
Demand deposits	$ 467,581	$ 447,605	$ 338,095	$ 339,153	$ 343,686	$ 467,581	$ 343,686
NOW accounts	472,553	424,096	380,977	391,172	368,354	472,553	368,354
Money market accounts	534,899	488,229	477,660	466,867	458,737	534,899	458,737
Savings accounts	179,756	171,681	151,406	144,486	146,119	179,756	146,119
Time deposits	561,685	619,918	727,216	783,040	861,842	561,685	861,842
Total deposits	2,216,474	2,151,529	2,075,354	2,124,718	2,178,738	2,216,474	2,178,738
Federal Home Loan Bank advances	100,000	100,000	205,140	121,640	45,640	100,000	45,640
PPPLF Advances	283,906	333,574	-	-	-	283,906	-
Subordinated notes	115,378	56,689	56,686	56,683	56,681	115,378	56,681
Operating lease liabilities	7,800	7,896	8,509	8,469	8,830	7,800	8,830
Other liabilities	42,032	40,814	38,052	33,419	38,396	42,032	38,396
Total liabilities	2,765,590	2,690,502	2,383,741	2,344,929	2,328,285	2,765,590	2,328,285
Stockholders' equity	388,983	381,669	378,822	377,241	370,630	388,983	370,630
Total liabilities and stockholders' equity	$ 3,154,573	$ 3,072,171	$ 2,762,563	$ 2,722,170	$ 2,698,915	$ 3,154,573	$ 2,698,915

Tangible common equity	$ 280,861	$ 273,206	$ 270,018	$ 268,096	$ 261,144	$ 280,861	$ 261,144
Tangible common equity to tangible assets	9.22%	9.22%	10.17%	10.26%	10.09%	9.22%	10.09%
Tangible book value	11.53	11.21	11.11	11.09	10.80	11.53	10.80

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Condensed Consolidated Statement of Operations (unaudited)	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Interest and dividend income	$ 28,707	$ 28,672	$ 28,481	$ 29,354	$ 30,474	$ 85,860	$ 91,170
Interest expense	5,709	6,199	7,966	8,685	9,459	19,874	28,239
Net interest income	22,998	22,473	20,515	20,669	21,015	65,986	62,931
Provision for credit losses	2,000	10,899	3,450	-	150	16,349	350
Net interest income after provision for loan losses	20,998	11,574	17,065	20,669	20,865	49,637	62,581
Account maintenance and deposit service fees	1,633	1,489	1,698	1,847	1,837	4,820	5,312
Income from bank-owned life insurance	394	385	386	399	392	1,165	1,300
Equity gain from mortgage affiliate	3,826	4,161	231	16	599	8,218	1,175
Recoveries related to acquired charged-off
loans and investment securities	288	2,235	184	477	145	2,707	1,060
Other	130	123	321	620	1	574	380
Noninterest income	6,271	8,393	2,820	3,359	2,974	17,484	9,227
Employee compensation and benefits	7,817	7,338	12,309	6,738	6,567	27,464	19,523
Occupancy and equipment expenses	2,151	2,044	2,558	2,389	1,482	6,753	6,534
Amortization of core deposit intangible	341	341	341	341	352	1,023	1,077
Virginia franchise tax expense	615	659	570	562	563	1,844	1,689
Data processing expense	701	956	707	677	622	2,364	1,704
Telecommunication and communication expense	382	369	368	357	477	1,119	1,258
Net (gain) loss on other real estate owned	(16)	-	71	-	-	55	(38)
Professional fees	1,494	873	1,193	1,036	673	3,560	2,576
Other expenses	1,779	1,490	1,735	1,696	1,878	5,004	8,473
Noninterest expense	15,264	14,070	19,852	13,796	12,614	49,186	42,796
Income before income taxes	12,005	5,897	33	10,232	11,225	17,935	29,012
Income tax expense	2,417	1,188	6	1,268	2,361	3,611	4,809
Net income	$ 9,588	$ 4,709	$ 27	$ 8,964	$ 8,864	$ 14,324	$ 24,203

Non-GAAP adjustments to Net Income
Management Restructure	$ -	$ -	$ 4,899	$ -	$ -	$ 4,899	$ -
Branch Closures	-	-	479	-	-	479	-
Other loss and related legal expenses	-	-	-	-	-	-	3,702
Income tax effect	-	-	(1,076)	-	-	(1,076)	(777)
Total Net Income adjusted for nonrecurring expenses	$ 9,588	$ 4,709	$ 4,329	$ 8,964	$ 8,864	$ 18,626	$ 27,128

Pretax preprovision earnings	$ 14,005	$ 16,796	$ 8,861	$ 10,232	$ 11,375	$ 38,586	$ 32,287
Pretax preprovision earnings to average assets	1.78%	2.28%	1.30%	1.50%	1.65%	1.74%	1.58%

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Per Share Data:	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Earnings per share - Basic	$ 0.40	$ 0.19	$ 0.00	$ 0.37	$ 0.37	$ 0.59	$ 1.01
Earnings per share - Diluted	$ 0.39	$ 0.19	$ 0.00	$ 0.37	$ 0.36	$ 0.59	$ 0.99
Book value per share	$ 15.96	$ 15.67	$ 15.59	$ 15.60	$ 15.33	$ 15.96	$ 15.33
Tangible book value per share	$ 11.53	$ 11.21	$ 11.11	$ 11.09	$ 10.80	$ 11.53	$ 10.80
Weighted average shares outstanding - Basic	24,270,455	24,246,355	24,168,359	24,092,534	24,071,925	24,228,543	24,035,716
Weighted average shares outstanding - Diluted	24,375,383	24,352,708	34,388,085	24,411,147	24,374,163	24,349,995	24,334,789
Shares outstanding at end of period	24,368,853	24,361,603	24,297,703	24,181,534	24,171,776	24,368,853	24,171,776

Selected Performance Ratios:
Return on average assets	1.19%	0.61%	0.00%	1.31%	1.29%	0.65%	1.19%
Return on average equity	9.87%	4.92%	0.03%	9.49%	9.57%	4.89%	9.01%
Return on average tangible equity	13.72%	6.86%	0.04%	13.40%	13.64%	6.95%	12.98%
Yield on earning assets	3.97%	4.25%	4.61%	4.75%	4.89%	4.26%	4.93%
Cost of funds on interest bearing liabilities	0.83%	0.97%	1.60%	1.49%	1.60%	1.05%	1.61%
Net interest margin	3.18%	3.33%	3.32%	3.35%	3.37%	3.27%	3.40%
Net loans to deposits	112.70%	115.63%	106.00%	102.40%	97.77%	112.70%	97.77%
Operating efficiency ratio	52.79%	49.07%	85.84%	57.60%	52.76%	60.91%	60.06%
Overhead ratio	1.15%	0.77%	1.86%	1.54%	1.41%	1.24%	1.50%
Net charge-offs to average loans	-0.01%	0.00%	0.04%	0.04%	0.03%	0.04%	0.07%

Reconciliation of Non-GAAP items:
Return on average assets	1.19%	0.61%	0.00%	1.31%	1.29%	0.65%	1.19%
Effect of adjustment for the nonrecurring expenses	0.00%	0.00%	0.63%	0.00%	0.00%	0.14%	0.14%
Return on average assets excluding the nonrecurring expenses (Non-GAAP)	0.61%	0.61%	0.63%	1.31%	1.29%	0.79%	1.33%

Return on average equity	9.87%	4.92%	0.03%	9.49%	9.57%	4.89%	9.01%
Effect of adjustment for the nonrecurring expenses	0.00%	0.00%	4.54%	0.00%	0.00%	1.12%	1.08%
Return on average equity excluding the nonrecurring expenses (Non-GAAP)	4.92%	4.92%	4.57%	0.00%	0.00%	6.01%	10.09%

Operating efficiency ratio	52.79%	49.07%	85.84%	57.60%	52.76%	60.91%	60.06%
Effect of adjustment for the nonrecurring expenses	0.00%	0.00%	-23.34%	0.00%	0.00%	-3.08%	-5.19%
Operating efficiency ratio excluding the nonrecurring expenses (Non-GAAP)	52.79%	49.07%	62.50%	57.60%	52.76%	57.83%	54.87%

Tangible book value	$ 11.53	$ 11.21	$ 11.11	$ 11.09	$ 10.80	$ 11.53	$ 10.80
Effect of adjustment for the nonrecurring expenses	-	-	0.18	-	-	0.18	0.12
Tangible book value excluding the nonrecurring expenses (Non-GAAP)	$ 11.53	$ 11.21	$ 11.29	$ 11.09	$ 10.80	$ 11.71	$ 10.92

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Asset Quality Information:	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019

Loans secured by real estate:
Commercial real estate - owner occupied	$ 416,717	$ 412,916	$ 409,739	$ 414,479	$ 399,105	$ 416,717	$ 399,105
Commercial real estate - non-owner occupied	605,053	591,229	599,987	559,195	542,909	605,053	542,909
Secured by farmland	16,608	16,845	16,608	17,622	17,504	16,608	17,504
Construction and loan loans	120,066	122,086	115,144	150,750	162,458	120,066	162,458
Residential 1-4 family	581,237	612,247	624,119	604,777	574,935	581,237	574,935
Multi-family residential	107,672	100,685	90,652	82,055	82,626	107,672	82,626
Home equity lines of credit	97,727	101,218	106,820	109,006	112,801	97,727	112,801
Total real estate loans	1,945,080	1,957,226	1,963,069	1,937,884	1,892,338	1,945,080	1,892,338

Commercial loans	216,711	204,160	223,433	221,447	220,707	216,711	220,707
SBA Paycheck Protection Program loans	348,022	335,612	-	-	-	348,022	-
Consumer loans	23,078	24,733	25,708	26,304	28,075	23,078	28,075
Gross loans	2,532,891	2,521,731	2,212,210	2,185,635	2,141,120	2,532,891	2,141,120

Plus (less) deferred costs (fees) on loans	(9,182)	(10,227)	328	412	265	(9,182)	265
Loan receivable, net of deferred costs (fees)	$ 2,523,709	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,141,385	$ 2,523,709	$ 2,141,385

Allowance for Loan Losses (Incurred Loss Model):
Balance at beginning of period	$ (23,626)	$ (12,721)	$ (10,260)	$ (11,200)	$ (11,613)	$ (10,260)	$ (12,283)
Provision for loan losses	(2,000)	(10,900)	(3,450)	-	(150)	(16,350)	(350)

Charge-offs	86	34	1,098	974	648	1,218	2,305
Recoveries	(239)	(39)	(109)	(34)	(85)	(387)	(872)
Net charge-offs	(153)	(5)	989	940	563	831	1,433

Ending balance	$ (25,779)	$ (23,626)	$ (12,721)	$ (10,260)	$ (11,200)	$ (25,779)	$ (11,200)
Cummulative reconciliation to CECL (Not yet adopted):
CECL adoption impact on acquired loans	$ (1,997)	$ (1,997)	$ (1,997)			$ (1,997)
CECL adoption impact on retained earnings	(5,429)	(5,429)	(5,429)			(5,429)
CECL adoption impact on deferred tax assets	(1,495)	(1,495)	(1,495)			(1,495)
Cummulative additional provision for loan losses	(1,649)	(3,191)	(11,016)			(1,649)
Ending balance	$ (36,349)	$ (35,738)	$ (32,658)			$ (36,349)

Allowance for Unfunded Commitments (Incurred Loss Model):
Balance at beginning of period	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)	$ (55)
Cummulative reconciliation to CECL (Not yet adopted):
CECL adoption impact on retained earnings	$ (239)	$ (239)	$ (239)			$ (239)
CECL adoption impact on deferred tax assets	(66)	(66)	(66)			(66)
Cummulative additional provision for unfunded commitments	(1,224)	(817)	(425)			(1,224)
Ending balance	$ (1,584)	$ (1,177)	$ (785)			$ (1,584)

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Net Charge-off Information:	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Charge-offs
Commercial, financial and agricultural	$ 13	$ -	$ 821	$ 188	$ 267	$ 834	$ 434
Real estate - construction and development	-	-	-	-	-	-	-
Real estate - commercial and farmland	-	-	-	403	-	-	1,244
Real estate - residential	47	-	245	336	316	292	406
Consumer installment	26	34	32	47	65	92	221
Total charge-offs	86	34	1,098	974	648	1,218	2,305

Recoveries
Commercial, financial and agricultural	(1)	(18)	(66)	(14)	(65)	(85)	(337)
Real estate - construction and development	-	-	-	-	-	-	-
Real estate - commercial and farmland	(4)	(3)	(6)	(3)	(4)	(13)	(210)
Real estate - residential	(225)	(6)	(31)	(6)	(8)	(262)	(300)
Consumer installment	(9)	(12)	(6)	(11)	(8)	(27)	(25)
Total recoveries	(239)	(39)	(109)	(34)	(85)	(387)	(872)

Net charge-offs	$ (153)	$ (5)	$ 989	$ 940	$ 563	$ 831	$ 1,433

Non-Performing Assets:
Accruing loans delinquent 90 days or more	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Nonaccrual loans	15,270	14,930	8,941	8,900	3,842	15,270	3,842
Other real estate owned	5,388	6,006	5,876	6,224	5,835	5,388	5,835
Total non-performing assets	$ 20,658	$ 20,936	$ 14,817	$ 15,124	$ 9,677	$ 20,658	$ 9,677
SBA guaranteed portion of non-performing loans	$ 4,076	$ 3,513	$ 2,889	$ 4,129	$ 3,309	$ 4,076	$ 3,309

Troubled debt restructuring	$ 1,629	$ 1,667	$ 694	$ 697	$ 679	$ 1,629	$ 679
Loans deferred under COVID-19 modifications	$ 436,591	$ 707,841	$ 24,308	$ -	$ -	$ 436,591	$ -

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.53%	0.57%	0.43%	0.40%	0.24%	0.53%	0.24%
Net charge-offs as a percent of average loans (annualized)	-0.02%	0.00%	0.18%	0.17%	0.10%	0.05%	0.09%
Allowance for loan losses to total loans	1.02%	0.94%	0.57%	0.47%	0.52%	1.02%	0.52%

Loans by Risk Grade:
Pass, not graded	$ 574,954	$ 653,943	$ 630,827	$ 611,160	$ 568,101	$ 574,954	$ 568,101
Pass Grade 1 - Highest Quality	891	306	538	374	271	891	271
Pass Grade 2 - Good Quality	375,861	323,512	28,583	27,855	25,852	375,861	25,852
Pass Grade 3 - Satisfactory Quality	878,031	837,606	866,316	871,463	856,087	878,031	856,087
Pass Grade 4 - Pass	660,630	662,534	664,124	652,464	666,958	660,630	666,958
Pass Grade 5 - Special Mention	14,132	14,006	11,622	12,235	13,093	14,132	13,093
Grade 6 - Substandard	19,210	19,597	10,528	10,496	11,023	19,210	11,023
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,523,709	$ 2,511,504	$ 2,212,538	$ 2,186,047	$ 2,141,385	$ 2,523,709	$ 2,141,385

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Average Balances:	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019

Assets
Interest-earning assets:
Loans, net of deferred fees	$ 2,501,614	$ 2,401,620	$ 2,200,926	$ 2,156,174	$ 2,165,717	$ 2,368,541	$ 2,160,863
Investment securities	213,039	222,124	231,794	238,563	242,916	222,285	242,891
Other earning assets	163,159	91,230	54,800	54,826	65,707	103,283	70,543
Total earning assets	2,877,812	2,714,974	2,487,520	2,449,563	2,474,340	2,694,109	2,474,297
Other assets	256,284	250,897	252,700	255,916	254,550	253,304	251,232
Total assets	$ 3,134,096	$ 2,965,871	$ 2,740,220	$ 2,705,479	$ 2,728,890	$ 2,947,413	$ 2,725,529

Liabilities and stockholders' equity
Demand deposits	$ 452,500	$ 418,382	$ 333,408	$ 345,191	$ 334,435	$ 401,616	$ 328,790
Interest-bearing liabilities:
NOW and other demand accounts	451,583	404,700	379,531	374,328	362,564	412,083	355,511
Money market accounts	504,887	488,648	469,651	464,471	456,492	487,791	430,546
Savings accounts	176,305	163,574	147,697	145,532	144,266	162,575	145,964
Time deposits	590,263	710,483	756,055	832,246	867,533	685,253	880,610
Total Deposits	2,175,538	2,185,787	2,086,342	2,161,768	2,165,290	2,149,318	2,141,421
Borrowings	547,182	371,836	251,830	144,664	173,867	390,856	203,469
Total Funding	2,722,720	2,557,623	2,338,172	2,306,432	2,339,157	2,540,174	2,344,890
Other Liabilities	25,869	24,495	21,781	34,398	22,385	24,055	21,347
Stockholders' equity	385,507	383,753	380,267	374,649	367,349	383,184	359,292
Total liabilities and stockholders' equity	$ 3,134,096	$ 2,965,871	$ 2,740,220	$ 2,705,479	$ 2,728,890	$ 2,947,413	$ 2,725,529

Memo: SBA PPP loans	$ 335,653	$ 192,751	$ -	$ -	$ -	$ 176,717	$ -

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Net Interest Margin:	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Loans	$ 27,266	$ 27,044	$ 26,741	$ 27,489	$ 28,340	$ 81,051	$ 84,692
Investment securities	1,129	1,247	1,361	1,496	1,520	3,737	4,728
Other earning assets	312	381	379	370	614	1,072	1,750
Total Earning Assets	28,707	28,672	28,481	29,355	30,474	85,860	91,170

NIB DDA
NOW and other demand accounts	807	745	786	792	783	2,338	2,198
Money market accounts	800	830	1,575	1,779	2,080	3,204	5,966
Savings accounts	130	107	116	116	115	353	345
Time deposits	2,620	3,464	4,026	4,799	5,023	10,111	14,608
Total Deposit Costs	4,357	5,146	6,503	7,486	8,001	16,006	23,117

Other Borrowings	1,352	1,053	1,463	1,200	1,458	3,868	5,122
Total Funding	5,709	6,199	7,966	8,686	9,459	19,874	28,239

Net Interest Income	$ 22,998	$ 22,473	$ 20,515	$ 20,669	$ 21,015	$ 65,986	$ 62,931

Memo: SBA PPP loan interest and fee income	$ 2,233	$ 512	$ -	$ -	$ -	$ 2,745	$ -

Southern National Bancorp of Virginia, inc. (000's, except share data)	For the Three Month Period:					Year to date Period:

Asset and Liability Yields	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	3Q 2020	3Q 2019
Loans	4.34%	4.53%	4.89%	5.07%	5.21%	4.57%	5.25%
Investments	2.11%	2.26%	2.36%	2.49%	2.49%	2.25%	2.61%
Short term assets	0.76%	1.68%	2.78%	2.68%	3.72%	1.39%	3.33%
Total Earning Assets	3.97%	4.25%	4.60%	4.77%	4.90%	4.26%	4.94%

NOW	0.71%	0.74%	0.83%	0.84%	0.86%	0.76%	0.83%
MMDA	0.63%	0.68%	1.35%	1.52%	1.81%	0.88%	1.86%
Savings	0.29%	0.26%	0.32%	0.32%	0.32%	0.29%	0.32%
CDs	1.77%	1.96%	2.14%	2.29%	2.30%	1.97%	2.22%
Interest Bearing Deposits	1.01%	1.17%	1.49%	1.64%	1.74%	1.22%	1.71%
(total cost of deposits)	0.80%	0.95%	1.25%	1.38%	1.47%	0.99%	1.45%

Other Funding	0.98%	1.14%	2.34%	3.30%	3.34%	1.32%	3.37%
Total Cost of Funding	0.83%	0.97%	1.37%	1.50%	1.61%	1.05%	1.61%

Net Interest Margin	3.18%	3.33%	3.32%	3.36%	3.38%	3.27%	3.41%
Net Interest Spread	3.14%	3.27%	3.23%	3.27%	3.29%	3.21%	3.33%

Memo: Yields without SBA PPP loans
Loans	4.60%	4.83%				4.77%
Total Earning Assets	4.14%	4.49%				4.41%
Net Interest Margin	3.25%	3.50%				3.36%
Net Interest Spread	3.31%	3.52%				3.37%

Contacts:

Dennis J. Zember, Jr., President and CEO
Phone: 804-997-2406

Jeffrey L. Karafa, EVP and CFO
Phone: 804-997-2404